IMAX CORPORATION
Exhibit 32.1

CERTIFICATIONS
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(Subsections (A) and (B) of Section 1350, Chapter 63 of Title 18, United States Code)

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), I, Robert D. Lister, Interim Principal Executive Officer of IMAX Corporation, a Canadian corporation (the “Company”), hereby certify, to my knowledge, that:

The Quarterly Report on Form 10-Q for the quarter ended March 31, 2026 (the “Form 10-Q”) of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, and information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	April 30, 2026	By:	/s/ Robert D. Lister
		Name:	Robert D. Lister
		Title:	Chief Legal Officer and Senior Executive Vice President (Interim Principal Executive Officer)